                                  EXHIBIT 10.22

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT is made as of December 31, 2004, by and among EVANS NATIONAL LEASING, INC., a New York corporation having an address at One Grimsby Drive, Hamburg, New York 14075 ("Buyer"), EVANS BANCORP INC., a New York corporation having an address at 14-16 North Main Street, Angola, New York 14006 ("Evans"), M & C LEASING CO., INC., a New York corporation having an address at 1050 Union Road, Suite 2, West Seneca, New York 14224-3402 ("Seller"), APCOT NY CORP., a New York corporation having an address at 1050 Union Road, Suite 2, West Seneca, New York 14224-3402 ( "Shareholder"), JOHN GALLO, an individual having an address at 5 Norwood Lane, Orchard Park, New York 14127 ("Gallo"), and solely for the purpose of Section 6.7 hereof, BRIAN GALLO, an individual having an address at 5292 Innesbrooke Court, Hamburg, New York 14075 ("Employee").

      WHEREAS, Seller is in the business of equipment leasing;

      WHEREAS, Buyer has offered to buy, and Seller has offered to sell, substantially all of the assets used in the Business (as such term is defined in Article 1 below) of Seller; and

      WHEREAS, Shareholder owns all of the issued and outstanding capital stock of Seller; and

      WHEREAS, Gallo owns all of the issued and outstanding capital stock of the Shareholder; and

      WHEREAS, concurrently with the execution of this Agreement and as a condition of the consummation of the transactions contemplated herein, Gallo will enter into the Personal Goodwill Purchase Agreement with Buyer pursuant to which Gallo will transfer all of the Personal Goodwill to Buyer upon the terms and conditions set forth in the Personal Goodwill Purchase Agreement;

      NOW THEREFORE, in consideration of the mutual covenants, representations and warranties made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 2 CERTAIN DEFINITIONS

      For purposes of this Agreement, the following terms are defined terms and shall have the meanings set forth below:

      "2006 Earn-Out Payment" has the meaning set forth in Section 2.3.1(c)(i)(2) of this Agreement.

      "2006 Earn-Out Target" has the meaning set forth in Section 2.3.1(c)(i)(2) of this Agreement.

      "Accountant Statement" has the meaning set forth in Section 2.3.1(d)(ii).

      "Affiliate" means, with respect to any entity, all directors and officers of such entity, all persons and entities controlling, controlled by or under common control with such entity, and all directors and officers of such other entity; and with respect to any individual, any person who is related by blood or marriage to such individual.

      "Agreement" refers to this entire Agreement, including the exhibits and schedules referred to herein.

      "Annual Targets" have the meaning and are identified in Section 2.3.1(c)(ii)(1) and (2) of this Agreement.

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      "Ancillary Agreements" means collectively the Personal Goodwill Purchase
Agreement, the Employment Agreements and all other agreements and documents to be executed as contemplated by an in connection with this Agreement.

      "Assumed Contracts" means those contracts, leases, licenses and agreements to which Seller is a party, which are specifically identified on Exhibit A as being assumed by Buyer, and (b) all Equipment Leases entered into by Seller in the ordinary course of business consistent with past practices prior to the Closing Date which Equipment Leases have not expired prior to the Closing Date.

      "Assumed Liabilities" means (a) the obligations of Seller under the Assumed Contracts; (b) liabilities for advance payments from customers that are reflected on the Financial Statements; and (c) security deposits in the aggregate amount of $177,862 transferred to Buyer at Closing, which security deposits were collected by Seller for refunds to lessees under the Equipment Leases included among the Purchased Assets (the "Transferred Deposits").

      "Balance Sheet Date" has the meaning set forth in Section 3.6 of this Agreement.

      "Bulk Sales Escrow Account" has the meaning set forth in Section 2.3.1(a) of this Agreement.

      "Bulk Sales Tax Notice" has the meaning set forth in Section 2.3.1(a)(i) of this Agreement.

      "Business" means the equipment leasing business of Seller as such business is currently conducted.

      "Business Information and Records" means all records, information, files and papers of Seller relating to the Business, including, without limitation, the original of each Equipment Lease and all related schedules, addenda, riders, supplements and guarantees, other customer records and files, vendor, manufacturer and supplier lists, advertising and promotional materials, sales and purchase correspondence, sales reports, personnel records and books of account.

      "Buyer" has the meaning set forth in the introductory paragraph of this Agreement.

      "Buyer Indemnitees" has the meaning set forth in Section 10.2 of this Agreement.

      "Cash Portion of the 2006 Earn-Out Payment" has the meaning set forth in
Section 2.3.1(c)(i) of this Agreement.

      "Cash Purchase Price" has the meaning set forth in Section 2.3.1(a) of this Agreement.

      "Closing" means the consummation of the transactions contemplated by this Agreement.

      "Closing Date" means December 31, 2004.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Contingent Purchase Price" shall mean the Base Earn-Out and the Additional Earn-Out as described in Section 2.3.1(c) of this Agreement.

      "Employment Agreement" or "Employment Agreements" has the meaning set forth in Section 6.7 of this Agreement.

      "Equipment" means the equipment and other property covered by an Equipment Lease, together with any and all attachments, accessories, accessions, additions, improvements, replacements and substitutions incorporated or installed on or in any item thereof and all rights and interests of Seller therein, including any

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manufacturer's representations and warranties relating to or covering the
Equipment and the residual interest in the Equipment at the end of the Equipment Lease term.

      "Equipment Lease" means an equipment lease, direct financing lease, master lease agreement, loan and security agreement and all related schedules, supplements, riders, addenda and guarantees, or any other financing arrangement arising out of the lease, rental or financing of Equipment by Seller, which evidences the payment obligation of the lessee.

      "Equipment Lease Payments" means any and all payments due and owing, or to become due and owing, to Seller pursuant to an Equipment Lease.

      "ERISA" means The Employee Retirement Income Security Act of 1974, as amended.

      "Evans" has the meaning set forth in the introductory paragraph of this Agreement.

      "Evans Stock" has the meaning set forth in Section 2.3.1(c)(i) of this Agreement.

      "Excluded Assets" means (a) all payments made and to be made to Seller under this Agreement and all other rights of Seller hereunder; (b) all tax refunds relating to periods prior to the Closing; (c) the minute book and all formation documents of Seller; (d) all claims, rights or causes of action relating to any Excluded Asset or Excluded Liability; (e) any and all prepaid insurance premiums; and (f) all cash and cash equivalents other than the Transferred Deposits.

      "Excluded Liabilities" means all liabilities of Seller that are not expressly included as Assumed Liabilities.

      "Financial Statements" has the meaning set forth in Section 3.6 of this Agreement.

      "First Niagara Bank Leases" has the meaning set forth in Section 2.3.1(b)(ii) of this Agreement.

      "GAAP" means United States generally accepted accounting principles, consistently applied.

      "Gallo" has the meaning set forth in the introductory paragraph of this Agreement.

      "Grid Note" has the meaning set forth in Section 2.3.1(b)(i) of this Agreement.

      "Governmental Entity" means any court or tribunal or any governmental, regulatory or administrative body, agency or authority, whether federal, state, local or foreign.

      "Hazardous Material" means any hazardous or toxic substance, material or waste or pollutants, contaminants or asbestos-containing material that is or becomes regulated by any authority in any jurisdiction in which any Leased Real Estate or any real property previously owned or leased by Seller is located.

      "Leased Real Estate" has the meaning set forth in the definition of "Purchased Assets" in this Article 1.

      "Intellectual Property" means all right, title or interest of Seller in any and all United States and foreign trademarks, service marks, trade names, copyrights, proprietary technology, trade secrets, know-how, licenses, computer software, inventions, patents, utility models, processes, designs, domain names, formulae, and methodologies, whether such rights arise at common law or by registration, together with any and all applications and registrations with respect to any of the foregoing, used in connection with the Business as it is currently conducted.

      "Leases" shall have the meaning set forth in Section 3.18 of this Agreement.

      "Liability Claims" has the meaning set forth in Section 10.4.3 of this Agreement.

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      "Lien" means a lien, mortgage, pledge, charge, encumbrance, conditional sale agreement or security interest.

      "Material Adverse Effect" means (a) any change, event, fact or circumstance, whether or not covered by insurance, that has or would have a material adverse effect on the business, operations, property, prospects, condition (financial or otherwise), assets or liabilities of Seller, or (b) any change, event, fact or circumstance that would materially impair, or cause a material delay in, Seller's, Shareholder's or Gallo's ability to perform their obligations under this Agreement or under the Ancillary Agreements to which Seller, Shareholder and/or Gallo is or may be a party.

      "Material Contracts" has the meaning set forth in Section 3.12 of this Agreement.

      "Net Income, Before Taxes" means net income before taxes as calculated in accordance with GAAP consistently applied in the United States of America and utilizing accounting policies historically used in the preparation of Buyer's financial statements. Included in this calculation of Net Income, Before Taxes are specific allocations from Evans and Evans National Bank and interest expense as discussed in paragraph 1 of that certain letter agreement dated December 31, 2004 by and among Buyer and Seller.

      "Operating Assets" means all right, title or interest of Seller in any machinery, equipment, spare parts, vehicles, furniture, tools and supplies owned, leased, licensed or otherwise possessed by Seller and used in connection with the Business, and any manuals, product literature, and manufacturer's representations and warranties that relate to any of the foregoing, excluding any such items that are sold, transferred, disposed of or consumed by Seller prior to the Closing Date in the ordinary course of business and consistent with past practices.

      "Permits" means all permits, licenses, franchises, registrations, and other evidences of authority to carry on a particular activity.

      "Person" means an individual or entity.

      "Personal Goodwill" means Gallo's reputation, personal relationships with customers and suppliers, and expertise relating to, and used in connection with, the Business.

      "Personal Goodwill Purchase Agreement" has the meaning set forth in
Section 6.8 of this Agreement.

      "Purchased Assets" means all of Seller's right, title and interest in, to and under all of the tangible and intangible assets of Seller of every kind and description other than the Excluded Assets used in connection with the Business, including without limitation: (a) the leasehold and subleased hold interests of Seller in all real property listed on Schedule 1.0 hereto (collectively, the "Leased Real Estate"), together with all interests of Seller in the buildings, structures, installations, fixtures, trade fixtures and other improvements situated thereon and all easements, rights of way and other rights, interests, and appurtenances of Seller therein or thereunto pertaining (collectively with the Leased Real Estate, the "Leasehold Interests"); (b) the Equipment; (c) the Equipment Lease Payments; (d) the Transferred Deposits; (e) Receivables; (f) the Operating Assets; (g) the Equipment Leases; (h) the Leases; (i) the Intellectual Property; (j) the Business Information and Records; (k) the Assumed Contracts;
(l) the Permits; (m) the name "M & C Leasing Co., Inc.", and all derivatives thereof; (n) the domain name "M&CLeasing.com" (o) all rights of Seller in or under any refunds, and prepaid expenses, excluding prepaid insurance premiums;
(p) all claims, rights (including without limitation guarantees, warranties and indemnities) and causes of action relating to any Purchased Asset or Assumed Liability); (q) all warranties or guarantees by any manufacturer, supplier or other vendor to the extent solely related to any of the Purchased Assets; and
(r) all goodwill of the Business as a going concern and all other intangible properties.

      "Purchase Price" has the meaning set forth in Section 2.3.1 of this Agreement.

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      "Receivables" means all unpaid accounts, notes and other miscellaneous receivables in favor of Seller with respect to the Business (including any credit card receivables), together with all collateral security therefor.

      "Repaid Indebtedness" has the meaning set forth in Section 2.3.1(b) of this Agreement.

      "Reviewing Accountants" has the meaning set forth in Section 2.3.1(d)(ii) of this Agreement.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to the Securities Act or any successor law.

      "Seller" has the meaning set forth in the introductory paragraph of this Agreement.

      "Seller's Bylaws" has the meaning set forth in Section 3.1 of this Agreement.

      "Seller's Capital Stock" has the meaning set forth in Section 3.2.1 of this Agreement.

      "Seller's Certificate of Incorporation" has the meaning set forth in
Section 3.1 of this Agreement.

      "Seller Indemnitees" has the meaning set forth in Section 10.3 of this Agreement.

      "Shareholder" has the meaning set forth in the introductory paragraph of this Agreement.

      "Shareholder's Capital Stock" has the meaning set forth in Section 3.2.2 of this Agreement.

      "Statement of Objection" has the meaning set forth in Section 2.3.1(d)(i).

      "Stock Portion of the 2006 Earn-Out Payment" has the meaning set forth in
Section 2.3.1(c)(i) of this Agreement

      "Tax" or "Taxes" mean all federal, state, county, local, foreign and other taxes, including income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, unemployment taxes, property taxes and import duties, whether or not measured in whole or in part by net income and including deficiencies or other additions to tax, interest and penalties with respect thereto.

      "Tax Return" means, since the date of Seller's incorporation, all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof.

      "Transferred Deposits" has the meaning set forth in the definition of "Assumed Liabilities" in this Article 1.

      "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

ARTICLE 3  PURCHASE AND SALE; CLOSING

      3.1. Purchase and Sale. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell, transfer, convey and assign to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the Purchased Assets. Seller shall transfer good and marketable title to the Purchased Assets to Buyer, free and clear of all Liens.

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      3.2. Closing Date. The Closing shall take place at the offices of Harris
Beach LLP, Larkin at Exchange, 726 Exchange Street, Suite 1000, Buffalo, New York 14210 on December 31, 2004 at 10:00 A.M. or at such other date and time as may be reasonably agreed to by Buyer and Seller.

      3.3. Purchase Price.

            3.3.1. In consideration of the transfer of the Purchased Assets to Buyer hereunder, Buyer shall pay to Seller a purchase price (the "Purchase Price") which will consist of the Cash Purchase Price, the Contingent Purchase Price and the Repaid Indebtedness.

            (a) The Cash Purchase Price will consist of $1,235,862 in cash (the "Cash Purchase Price"). At the Closing, Buyer shall deliver to Seller a bank check in the amount of $1,030,138, and the balance of the Cash Purchase Price shall be allocated as follows: $27,862 of the Cash Purchase Price shall be allocated to an interest bearing account (the "Bulk Sales Escrow Account") and $177,862 of the Cash Purchase Price shall represent the Transferred Deposits.

                  (i) The funds in the Bulk Sales Escrow Account shall be available to Buyer to pay Seller's liability, if any, for New York State and local sales and use taxes due from Seller to New York State and contained in the notice, if any, of total taxes due the State of New York (the "Bulk Sales Tax Notice") given by the New York State Department of Taxation and Finance to Buyer and Seller in accordance with section 537.6 of Part 537 of Title 20 of the NYCRR. Upon payment to New York State of the total taxes determined to be due from Seller to New York State and set out in the Bulk Sales Notice, and receipt by Buyer of a notice from the New York State Department of Taxation and Finance in accordance with section 537.6 of Part 537 of Title 20 of the NYCRR, that the liability for the payment to the State of New York of any such taxes determined to be due from Seller have been wholly paid or satisfied or no longer exists, Buyer shall release to Seller the balance, if any, of any funds remaining in the Bulk Sales Escrow Account. Buyer and Seller agree, that in the event either Buyer or Seller disputes the total tax(es) claimed to be due by Seller to the State of New York as set forth in the Bulk Sales Tax Notice, Buyer and Seller shall cooperate in good faith with one another to resolve any dispute with the New York State Department of Taxation and Finance as to such disputed amount to the reasonable satisfaction of Seller. Further, the parties agree that the Bulk Sales Escrow Account shall not be the exclusive source from which Buyer may recover any liability assessed and/or enforced against Buyer, the Purchase Price or the Purchased Assets as a result of Seller's sales and use tax deficiencies, if any, to New York State.

                  (ii) Commencing on December 31, 2005 and each quarter thereafter, Buyer agrees, that to the extent any security deposits constituting the Transferred Deposits are forfeited to Buyer under the associated Equipment Lease and subject to applicable law, to pay over to Seller to the extent permitted by applicable law any such funds so forfeited up to the aggregate amount of the Transferred Deposits.

            (b) At the Closing, in addition to the Cash Purchase Price, Buyer shall pay-off the following indebtedness (collectively, the "Repaid Indebtedness"):

                  (i) Seller's Grid Note dated April 20, 2004 in the maximum principal amount of $5,000,000, including any and all term notes executed and delivered thereunder, evidencing Seller's indebtedness to Manufacturers and Traders Trust Company (the "Grid Note"), having an aggregate outstanding balance (including principal, accrued interest and prepayment penalties) as of the Closing Date of $4,230,334.12. Such repayment shall be made by wire transfer of immediately available funds to an account designated by Manufacturer and Traders Trust Company for repayment of the Grid Note; and

                  (ii) Seller's equipment leases with First Niagara Bank, Lease Nos. 200328235 and 24990 (collectively, the "First Niagara Bank Leases"), in the aggregate amount (including principal, accrued interest and prepayment penalties) as of the Closing Date of $14,167.96. Such repayment shall be made in the form of a reimbursement to Seller by Buyer, upon Seller's delivery to Buyer of a letter from First Niagara Bank confirming the payment of any and all obligations of Seller under the First Niagara Leases

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and executed UCC-3 Termination Statements terminating UCC-1 Financing Statement
Filing Number 200309241637599 and UCC-1 Financing Statement Filing Number 200278, Filing Date August 30, 2002. Such reimbursement to be made to Seller by Buyer by bank check in the aggregate amount of $14,167.96.

            (c) Contingent Purchase Price.

                  (i) Base Earn-Out. Within 45 days of December 31, 2006, Buyer shall calculate the Buyer's Net Income, Before Taxes for its 2006 fiscal year. Seller shall be entitled to an earn-out payment with respect to such period (the "2006 Earn-Out Payment") equal to a maximum of $324,000 if the sum of Buyer's Net Income, Before Taxes for its 2006 fiscal year and its 2005 fiscal year exceeds $850,000 (the "2006 Earn-Out Target"). If the 2006 Earn-Out Target is not met, then Seller shall be entitled to a 2006 Earn-Out Payment equal to the maximum potential 2006 Earn-Out Payment ($324,000), less the shortfall in the 2006 Earn-Out Target. The 2006 Earn-Out Payment shall be payable as follows: one-half of the 2006 Earn-Out Payment actually earned by Seller, shall be payable in cash (the maximum amount of cash payable to Seller shall be $162,000) (the "Cash Portion of the 2006 Earn-Out Payment") and one-half of the 2006 Earn-Out Payment actually earned by Seller, shall be payable in shares of Evans common stock (the "Stock Portion of the 2006 Earn-Out Payment"), par value $.50 per share (the "Evans Stock") (the maximum amount of Evans Stock payable to Seller hereunder shall be, in value (as determined herein) to $162,000). The number of shares of Evans Stock to be issued to Seller in payment of the Stock Portion of the 2006 Earn-Out Payment shall be equal to the quotient obtained by dividing the aggregate Stock Portion of the 2006 Earn-Out Payment to which Seller shall be entitled to receive for such period by the average of the closing sales price of the Evans Stock (or the closing bid price, if no sales were reported) as quoted on the Nasdaq National Market for the 20 trading days immediately prior to the date of issuance of such shares of Evans Stock hereunder (which date of issuance shall be within 60 days of the end of Buyer's 2006 fiscal year). Payment of the Stock Portion of the 2006 Earn-Out Payment payable hereunder, assumes the continuing accuracy and truthfulness of the representations, warranties and covenants set out in Section 3.29 of this Agreement, and the continued availability to Evans of an exemption from registration under the Securities Act for the issuance of the Evans Stock to Seller. In the event Seller shall be entitled to a Stock Portion of the 2006 Earn-Out Payment under this Section 2.3.1(c)(i), Seller shall be required to confirm the accuracy and truthfulness of such representations, warranties and covenants set out in Section 3.29 of this Agreement as of the date of issuance of the Evans Stock. In the event that Evans determines, in Evans' sole discretion, that an exemption from registration under the Securities Act for the issuance of the Evans Stock to Seller is not available, Evans may, at its election and in its sole discretion, pay the Stock Portion of the 2006 Earn-Out Payment in cash.

                  (ii) Additional Earn-Out.

                        (1) In addition to the Base Earn-Out, in the event Buyer's Net Income, Before Taxes (as determined by Buyer within 45 days of December 31 of its applicable fiscal year end) for its 2005 fiscal year, 2006 fiscal year, 2007 fiscal year, 2008 fiscal year and 2009 fiscal year exceeds the Annual Target for the fiscal year, as set forth below, Seller shall be entitled to an additional earn-out payment equal to 25% of such excess up to a maximum of $40,000 for each such fiscal year.

Fiscal Year   Annual Targets (#1)
-----------   -------------------
   2005            $120,000
   2006            $420,000
   2007            $620,000
   2008            $680,000
   2009            $740,000

For illustrative purposes only, in the event Buyer's Net Income, Before Taxes for its 2006 fiscal year is $600,000, Seller shall be entitled to an additional earn-out payment equal to $40,000. In the event Buyer's Net Income, Before Taxes for its 2006 fiscal year is $450,000, Seller shall be entitled to an additional earn-out payment equal to $7,500.

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                        (2) In the event an Annual Target set forth in
subsection (ii)(1) above is not met for a fiscal year, Seller shall be entitled to an additional earn-out payment equal to 25% of the excess over the Annual Targets set forth below, up to a maximum of the total amount of the shortfall in earn-out payments made pursuant to Section 2.3(c)(ii)(1) of this Agreement from the prior fiscal year.

Fiscal Year   Annual Targets (#2)
-----------   -------------------
   2006          $  820,000
   2007          $1,020,000
   2008          $1,080,000
   2009          $1,140,000

            (d) Determination of Net Income, Before Taxes; Dispute Resolution.

                  (i) Buyer's Net Income, Before Taxes shall be determined by Buyer within 45 days after December 31 of its applicable fiscal year end. Unless within 30 days after its receipt of the Buyer's calculation of Buyer's Net Income, Before Taxes Seller shall deliver to Buyer a reasonably detailed statement describing its objections to such calculation (a "Statement of Objection"), Buyer's calculation of Buyer's Net Income, Before Taxes shall be final and binding.

                  (ii) If Seller delivers to Buyer a timely Statement of Objection, Buyer shall have no obligation to pay any earn-out until such time as the Seller's objections, as set forth in the Statement of Objection, are resolved. Upon receipt of a timely Statement of Objection, Buyer and Seller and their respective independent accountants shall negotiate in good faith and use reasonable best efforts to resolve such dispute. If a resolution is reached, such resolution shall be final and binding on the parties. If a final resolution is not reached within 30 days after Seller has delivered its Statement of Objection, any remaining disputes shall be resolved by a firm of independent accountants selected jointly by the parties (the "Reviewing Accountants"). The Reviewing Accountants shall be instructed to resolve any matters in dispute as promptly as practicable, but in no event more than 30 days after such matters have been submitted to them, and to set forth their resolution in a statement (the "Accountant Statement") setting Buyer's Net Income, Before Taxes for the disputed period. In such event, the determination of the Reviewing Accountants shall be final and binding on the parties hereto and the Accountant Statement shall be the Buyer's Net Income, Before Taxes for the disputed period for purposes of calculating any earn-out. The fees and expenses of the Reviewing Accountants shall be borne equally by Seller and Buyer.

      3.4. Assumption of Liabilities. At and after the Closing, Buyer will assume and pay as they become due or perform the Assumed Liabilities. Buyer shall not assume, or become obligated to pay or perform under, any liability, obligation or contract of Seller other than the Assumed Liabilities, provided that Buyer shall be responsible for all liabilities incurred by Buyer in connection with the operation of the Business following the Closing. Without limiting the generality of the foregoing, Seller shall be solely responsible for payment promptly when due of all amounts at any time owing by Seller with respect to the Business of Seller, both before and after the Closing, whether accrued or contingent, known or unknown, other than the Assumed Liabilities, including, without limitation, liabilities arising out of the provision by Seller of goods or services prior to the Closing, obligations for any of Seller's Taxes; provided, that Seller shall not be liable for any occurrences or events arising in connection with Buyer's operation of the Business following Closing. Seller agrees that it will, forthwith after receipt, transfer and deliver to Buyer any mail or other documents received by Seller relating to any of the Assumed Liabilities transferred to Buyer hereunder, such mail and documents to be delivered in the form and condition in which received, except for the opening of any envelope or package.

      3.5. Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets in the manner set forth on Exhibit B. Such allocation constitutes a good faith allocation in accordance with the requirements of
Section 1060 of the Code. Buyer and Seller shall not take any position inconsistent with such allocation for the purposes of any tax return of any kind, whether federal, state or local, filed by or on behalf of either of them or by or on behalf of any of their Affiliates.

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      3.6. Closing Deliveries; Further Assurances. The transfer of the Purchased
Assets to be transferred by Seller to Buyer at the Closing shall be effected by deeds, bills of sale, assignments and consents thereto and such other instruments of transfer and conveyance as shall transfer to Buyer full title to the Purchased Assets free and clear of all Liens whatsoever, all of which documents shall be in form and substance reasonably satisfactory to counsel to Buyer and duly executed by or on behalf of Seller. At the Closing, Buyer shall deliver to Seller an instrument of assumption with respect to the Assumed Liabilities in form and substance reasonably satisfactory to counsel to Seller. Seller shall, at Buyer's request, at any time and from time to time after the Closing Date, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the better assigning, transferring, granting, conveying, assuring and confirming to Buyer, or to its successors and assigns, or for aiding and assisting in the collecting and reducing to possession of, any or all of the Purchased Assets.

      3.7. Expenses. Except as otherwise expressly set forth herein, each party hereto shall pay its own expenses, fees and charges (including attorneys' fees and accountants' fees) in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby.

      3.8. Payment of Taxes. Seller shall make all required reports and pay directly to each and every taxing authority any and all Taxes, fees and assessments, including applicable transfer taxes, plus any penalty or interest thereon, that arise as a result of the sale of the Purchased Assets by Seller to Buyer under this Agreement; provided, however, Buyer shall pay the sales tax due on the sale of the furniture, fixtures and equipment constituting the Purchased Assets as identified on Exhibit B.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER, THE SHAREHOLDER AND GALLO

      Seller, Shareholder and Gallo jointly and severally represent and warrant to Buyer as follows:

      4.1. Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in all of the states and other jurisdictions listed on Schedule 4.1 to this Agreement, which constitute all states and other jurisdictions where the nature of the activities conducted by Seller makes such qualification or licensing necessary. Seller has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business, including the Business, as it is currently conducted. True and complete copies of Seller's certificate of incorporation and bylaws have been delivered to Buyer, each so delivered being in full force and effect and as amended to the date hereof ("Seller's Certificate of Incorporation" and "Seller's Bylaws", respectively).

      4.2. Capitalization; Subsidiaries.

            4.2.1. The authorized capital stock of Seller consists of 200 shares of common stock, no par value per share ("Seller's Capital Stock"), of which 100 shares are issued and outstanding, all of which are owned by Shareholder. Shareholder is and will be on the Closing Date the sole record and beneficial owner and holder of the shares of Seller's Capital Stock owned by it, free and clear of all Liens. All of the outstanding shares of Seller's Capital Stock are duly authorized, validly issued, fully paid and nonassessable. None of the outstanding shares of Seller's Capital Stock have been issued in violation of Seller's Certificate of Incorporation or Seller's Bylaws or in violation of any preemptive rights or rights of first refusal under any provision of applicable law, Seller's Certificate of Incorporation or Seller's Bylaws, or any contracts or agreements to which Seller is subject, bound or a party. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities, pre-emptive rights or agreements, instruments, understandings or other commitments relating to the issuance, sale or transfer of any of Seller's Capital Stock or other securities of Seller.

            4.2.2. The authorized capital stock of the Shareholder consists of 200 shares of common stock, no par value per share ("Shareholder's Capital Stock"), of which 100 shares are issued and

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      outstanding, all of which are owned by Gallo. Gallo is and will be on the
      Closing Date the sole record and beneficial owner and holder of the shares of Shareholder's Capital Stock owned by it, free and clear of all Liens. All of the outstanding shares of Shareholder's Capital Stock are duly authorized, validly issued, fully paid and nonassessable. None of the outstanding shares of Shareholder's Capital Stock have been issued in violation of the Shareholder's Certificate of Incorporation or the Shareholder's Bylaws or in violation of any preemptive rights or rights of first refusal under any provision of applicable law, the Shareholder's Certificate of Incorporation or the Shareholder's Bylaws, or any contracts or agreements to which the Shareholder is subject, bound or a party. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities, pre-emptive rights or agreements, instruments, understandings or other commitments relating to the issuance, sale or transfer of any of Shareholder's Capital Stock or other securities of Shareholder.

            4.2.3. Seller does not, directly or indirectly, own any capital stock of or other equity interests in any corporation, partnership, joint venture or similar entity.

      4.3. Authorization.

            4.3.1. Seller has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which Seller is to be a party and to consummate the transactions contemplated herein or therein. The board of directors of Seller and Shareholder have approved Seller's execution, delivery and performance of this Agreement and of each Ancillary Agreement to which Seller is to be a party. Seller has duly executed and delivered this Agreement and each Ancillary Agreement to which it is to be a party, and this Agreement and each Ancillary Agreement to which it is a party constitute Seller's legal, valid and binding obligation, enforceable against Seller in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting creditors' rights generally and to general equitable principles).

            4.3.2. Shareholder has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which Shareholder is to be a party and to consummate the transactions contemplated herein or therein. The board of directors of Shareholder and Gallo have approved Shareholder's execution, delivery and performance of this Agreement and each Ancillary Agreement to which Shareholder is to be a party. Shareholder has duly executed and delivered this Agreement and each Ancillary Agreement to which it is to be a party, and this Agreement and each Ancillary Agreement to which it is a party constitute Shareholder's legal, valid and binding obligation, enforceable against Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting creditors' rights generally and to general equitable principles).

            4.3.3. Gallo has the requisite authority and capacity to execute, deliver and perform this Agreement and each of the Ancillary Agreements to which Gallo is to be a party and to consummate the transactions contemplated herein or therein. Gallo has duly executed and delivered this Agreement and each Ancillary Agreement to which Gallo is a party, and this Agreement and each Ancillary Agreement to which Gallo is a party constitute Gallo's legal, valid and binding obligation, enforceable against Gallo in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting creditors' rights generally and to general equitable principles).

      4.4. Conflicting Agreements; Liens.

            4.4.1. Seller's execution, delivery and performance of this Agreement and the Ancillary Agreements to which Seller is to be a party, and the consummation of the transactions contemplated hereby or thereby, do not and will not, with notice, lapse of time, or both (a) violate or conflict with any of the terms, conditions or provisions of Seller's Certificate of Incorporation or Seller's Bylaws; (b) violate any statute, rule, regulation, order or decree of any Governmental Entity applicable to Seller or by which any of the Purchased Assets may be bound; or (c) conflict with, result in a breach of, give rise to a default under, or

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      give to others any right of termination, cancellation, modification or acceleration under any of the terms, conditions or provisions of, any Assumed Contract, or any Lien, Lease, agreement or instrument to which Seller is a party or by which Seller or any of the Purchased Assets may be bound, and will not result in a declaration or imposition of any Lien of any nature whatsoever upon any of the Purchased Assets.

            4.4.2. Shareholder's execution, delivery and performance of this Agreement and the Ancillary Agreements to which Shareholder is to be a party, and the consummation of the transactions contemplated hereby or thereby, do not and will not, with notice, lapse of time, or both (a) violate or conflict with any of the terms, conditions or provisions of Shareholder's certificate of incorporation or Shareholder's bylaws; (b) violate any statute, rule, regulation, order or decree of any Governmental Entity applicable to Shareholder or by which any of the Purchased Assets may be bound; or (c) conflict with, result in a breach of, give rise to a default under, or give to others any right of termination, cancellation, modification or acceleration under any of the terms, conditions or provisions of, any Assumed Contract, or any Lien, Lease, agreement or instrument to which Shareholder is a party or by which Shareholder or any of the Purchased Assets may be bound, and will not result in a declaration or imposition of any Lien of any nature whatsoever upon any of the Purchased Assets.

            4.4.3. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which Gallo is to be a party by Gallo, and the consummation of the transactions contemplated hereby or thereby, does not and will not, with notice, lapse of time, or both (a) violate any statute, rule, regulation, order or decree of any Governmental Entity applicable to Gallo or by which the Purchased Assets or Personal Goodwill may be bound; or (b) conflict with, result in a breach of, give rise to a default under, or give to others any right of termination, cancellation, modification or acceleration under any of the terms, conditions or provisions of, any Lien, Lease, agreement or instrument to which Gallo is a party or by which Gallo or any of the Purchased Assets or Personal Goodwill may be bound, and will not result in a declaration or imposition of any Lien of any nature whatsoever upon the Purchased Assets or the Personal Goodwill.

      4.5. Third Party Consents. No notice to, consent, authorization, license, Permit, registration or approval of, or exemption or other action by, Shareholder, Gallo or any Person or Governmental Entity is required in connection with the execution, delivery or performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

      4.6. Financial Statements. Seller has delivered to Buyer the following financial statements, including the notes thereto (collectively, the "Financial Statements"): (a) the audited balance sheet of Seller at December 31, 2003 (the "Balance Sheet Date"), and related audited statements of income and cash flow for the twelve (12) month period then ended; and (b) an unaudited balance sheet of Seller at September 30, 2004, and related unaudited statements of income and cash flow for the nine (9) month period then ended. The Financial Statements are complete and correct, are in accordance with all books, records and accounts of Seller, have been prepared in accordance with GAAP with respect to the periods indicated, and fairly and adequately present the financial condition of Seller as of the respective dates thereof and the results of its operations and cash flows for the respective periods covered thereby.

      4.7. No Undisclosed Liabilities. As of the Balance Sheet Date, Seller had no claims, liabilities or indebtedness of any nature, whether absolute, accrued, contingent or otherwise, other than liabilities disclosed or reserved against in the Financial Statements. Since the Balance Sheet Date, Seller has not incurred any claims, liabilities or indebtedness of any nature, whether absolute, accrued, contingent or otherwise, other than liabilities disclosed or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practices, and which are properly reflected or reserved against in a balance sheet prepared in accordance with GAAP.

      4.8. Title to Purchased Assets. Seller has good and marketable title to all of the Purchased Assets, free and clear of all Liens, and at the Closing Seller will convey to Buyer, good and marketable title to all of the Purchased Assets, free and clear of all Liens.

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      4.9. Condition of Purchased Assets. The Operating Assets are in good repair and operating condition, reasonable wear and tear excepted, and are suitable to be used for their intended purpose in connection with the Business. Seller, Shareholder and Gallo have no knowledge that the Equipment is not in good repair and operating condition, reasonable wear and tear excepted, or that the Equipment is not suitable to be used for its intended purpose in connection with the Business. Seller has taken all steps necessary to preserve the confidential nature of all proprietary and confidential information relating to the Business.

      4.10. Equipment Leases.

            4.10.1. The Equipments Leases arise from the bona fide lease, sale or financing of the Equipment relating to such Equipment Leases and have been originated or purchased by Seller in the ordinary course of business and consistent with past practice. Except as set forth on Schedule 3.10.1 to this Agreement, no lessee under any of the Equipment Leases has given notice of termination, has threatened to terminate, or has provided a notice of non-renewal of any Equipment Lease.

            4.10.2. Each Equipment Lease is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms.

            4.10.3. No Equipment Lease was entered into for personal, family or household purposes and no Equipment Lease is a consumer lease as defined in Article 2A of the UCC.

            4.10.4. Each Equipment Lease and the other related documents in the Business Information and Records of Seller accurately reflect the agreements between the parties thereto with respect to such Equipment Lease.

            4.10.5. Except as set forth on Schedule 3.10.5 to this Agreement, no Equipment Lease requires the prior written consent of the lessee thereto, or contains any other restriction on the ability of Seller, to transfer or assign such Equipment Lease to Buyer as contemplated by this Agreement.

            4.10.6. Except as set forth on Schedule 3.10.6 to this Agreement, Seller has a first priority perfected security interest in the Equipment relating to each Equipment Lease, free and clear of all Liens, except the interests of the lessee thereunder.

            4.10.7. Except as set forth on Schedule 3.10.7 to this Agreement, none of the Equipment Leases permit the lessee thereunder to transfer lessee's interest therein to a third party, or the sale, assignment, or transfer of the Equipment subject to the Equipment Lease, without the prior written consent of Seller.

            4.10.8. Except as set forth on Schedule 3.10.8 to this Agreement, none of the Equipment Leases are delinquent in payments thereunder and no event of default has occurred or is continuing under any of the Equipment Leases.

            4.10.9. Schedule 3.10.9 to this Agreement contains a complete list of all Equipment Leases that: (a) have a net book value of more than $10,000, (b) had or has Equipment that was abandoned, or lost, or (c) had Equipment that is subject to an active proceeding for reclamation, replevin, attachment, or other similar proceeding.

            4.10.10. Each Equipment Lease, including each Equipment Lease under which the lessee is a Governmental Entity, and Seller's performance thereunder complies with all laws applicable to such Equipment Lease, and Seller has not received any notice of violation of any law relating to any Equipment Lease.

            4.10.11. The terms of each Equipment Lease provides that the lessee thereunder is responsible: (a) for the maintenance and repair of the Equipment, (b) for the maintenance of adequate

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      casualty and property insurance on the Equipment and for the payment of the premiums for such insurance, and (c) for the payment of all taxes due and owing which arise under the Equipment Lease.

            4.10.12. Except as otherwise set forth on Schedule 3.10.12 to this Agreement, the payment and performance obligations of each lessee under an Equipment Lease are fully guaranteed, each such guaranty is in full force and effect and each such guaranty is a legal, valid and binding obligation of the guarantor therein and/or thereunder, enforceable in accordance with its terms.

            4.10.13. True and complete copies of all Equipment Leases, and all other documents in the Business Information and Records of Seller relating to such Equipment Leases, have been provided to Buyer. Additionally, Seller has provided to Buyer a true and complete copy of each standard form or form of Equipment Lease used by Seller in the past 5 years.

      4.11. Absence of Changes. Since the Balance Sheet Date there has not been:

            4.11.1. Any change in the Business, results of operations, earnings, backlog, prospects, properties, assets, liabilities or condition, financial or otherwise, of Seller (including without limitation the loss of any customer or supplier or the cancellation of any order or Equipment Lease) other than changes in the ordinary course of business, none of which, singly or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

            4.11.2. Any damage, destruction or loss with respect to any Purchased Asset (whether or not covered by insurance) which has had or is reasonably likely to have a Material Adverse Effect.

            4.11.3. Except in the ordinary course of business and consistent with past practice, for full and fair value received, any sale, lease, license, mortgage, assignment, transfer or other disposition or imposition of a Lien upon any tangible or intangible asset used or useful in the Business; or any acquisition by Seller of any business, property or assets other than in the ordinary course of business and consistent with past practices.

            4.11.4. Any capital expenditure or commitment to make a capital expenditure relating to the Purchased Assets.

            4.11.5. Any amendment, cancellation, termination or waiver of any Permit, contract right or other right relating to the Business under any contract or agreement.

            4.11.6. Any material change in the Business or commercial practices customarily followed by Seller.

            4.11.7. Any adoption or authorization of a plan of complete or partial liquidation of Seller or the Business.

            4.11.8. Any change in the accounting practices, procedures or methods of Seller, except as may be required by GAAP.

            4.11.9. Any declaration, set-aside or payment of any dividend (whether in cash, property or securities).

            4.11.10. Any resignation or threatened resignation of any employee or officer of Seller.

            4.11.11. Any commencement, settlement, judgment or other resolution of any litigation relating to the Business or the Purchased Assets.

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            4.11.12. Any increase in or establishment of any bonus, severance, pension, profit-sharing, stock option or other employee benefit plan or compensation payable or to become payable to any employee of Seller, or any recognition or certification of a labor union or collective bargaining unit with respect to any employees of Seller.

      4.12. Contracts and Agreements. Schedule 3.12 to this Agreement lists every agreement and contract, other than the Equipment Leases, to which Seller is a party or by which its property or assets may be bound and which is not terminable by Seller without the payment of a penalty or other consequence upon not more than 30 days notice, that:

            4.12.1. Is material to the continued operation of the Business.

            4.12.2. Involves the future payment or receipt of more than $10,000 per year or $25,000 in the aggregate.

            4.12.3. Relates to the borrowing of money or the extension of credit, including any guarantee of any obligation thereunder or the pledge of any assets or security therefor.

            4.12.4. Involves the leasing of Equipment to a Governmental Entity.

            4.12.5. Involves the purchase, sale or lease of any Operating Assets or other personal property used or useful in the operation of the Business.

            4.12.6. Is with an agent, consultant, advisor, broker, salesman, sales representative, distributor, sales agent or dealer.

            4.12.7. Relates to any Intellectual Property, including all license agreements (whether Seller is licensee or licensor thereunder).

            4.12.8. Is a joint venture, partnership, or debt or equity investment agreement.

            4.12.9. Is a tolling agreement.

            4.12.10. Is with any Affiliate of Seller.

            4.12.11. Relates to any purchase or sale of fixed assets or any sale, assignment, transfer or other disposition of any contract right, Permit or intangible asset.

            4.12.12. Restricts in any way the right of Seller to compete with any person or entity in any line of business.

            4.12.13. Was otherwise not made in the ordinary course of business consistent with past practice.

      Such contracts and agreements are collectively referred to herein as the "Material Contracts". True, correct and complete copies of all Material Contracts referred to in this Section 3.12 (including all amendments and modifications thereto) and, in the case of oral contracts and agreements, accurate descriptions of the material terms thereof, have been provided to Buyer. All such Material Contracts are valid, enforceable and in full force and effect. Neither Seller nor, to Seller's knowledge, any third party to any Material Contract is in breach or default thereunder, and, to Seller's knowledge, no event has occurred that, with the giving of notice or the passage of time or both, would constitute a default thereunder.

      4.13. Permits. Seller has all Permits as are necessary to enable Buyer to conduct the Business following the Closing. All such Permits are listed on
Schedule 3.13 to this Agreement and are in full force and

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effect. No violations have occurred or are continuing in respect of any such
Permit and no proceeding is pending, or to Seller's knowledge, threatened, that may cause the revocation or limitation of any such Permit. All such Permits are assignable without consent of the other party or parties thereto and none of the Permits will be modified, subject to termination or otherwise affected by assignment to Buyer or by consummation of the transactions contemplated by this Agreement.

      4.14. Compliance with Laws. Seller is not in violation of any applicable law, regulation, order, judgment or decree affecting the Business or the Purchased Assets promulgated or issued by any Governmental Entity which violation or the correction of which could reasonably be expected to have a Material Adverse Effect. Seller has not received any notice of an alleged violation of any law, regulation, order, judgment or decree affecting the Business or the Purchased Assets. There is no law, regulation, order, judgment or decree outstanding and affecting the Business or the Purchased Assets that requires or will require, from and after Closing, a change in the manner of conducting the Business or increased expenditures by or on behalf of the Business. No proceeding or investigation by any Governmental Entity is pending or, to Seller's knowledge, threatened.

      4.15. Transferred Deposit.The aggregate amount of $177,862 allocated and deposited in the Transferred Deposit account represents the aggregate amount of security deposits collected by Seller in connection with and under the Equipment Leases transferred to Buyer at Closing as Purchased Assets.

      4.16. Taxes. Seller has filed or caused to be filed on a timely basis all Tax Returns with respect to Taxes that are or were required to be filed pursuant to applicable law. All Tax Returns filed by Seller are true, correct and complete. Seller has paid, or made provision for the payment of, all Taxes that have or may become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the unaudited balance sheet of Seller at September 30, 2004. Seller currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made or is expected to be made by any Governmental Entity in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no unpaid Taxes or assessments that are or could become a Lien on the Purchased Assets or the Purchase Price. All Taxes that Seller is or was required by applicable law to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been paid to the proper Governmental Entity or other Person. Seller has delivered to Buyer true and correct copies of all of Seller's federal, state and local Tax Returns for the past three (3) tax years.

      4.17. Litigation. Except as set forth on Schedule 3.17 to this Agreement, there is no legal action, suit, claim or controversy (including without limitation with respect to product liability and warranties, employee matters and environmental matters) pending or, to Seller's knowledge, threatened against Seller or involving the Business or any of the Purchased Assets, or that questions the validity of this Agreement or seeks to delay, prohibit or enjoin or otherwise challenge the transactions contemplated hereby.

      4.18. Leases. Seller owns fee simple title to no real property. The leases listed and described on Schedule 3.18 to this Agreement constitute all Leased Real Estate and all leases under which any Operating Asset is leased, used, occupied or held by Seller and used in connection with the Business (the "Leases"). True, correct and complete copies of all of the Leases (including all amendments and modifications thereto) have been delivered to Buyer. Except as otherwise set forth on Schedule 3.18 to this Agreement, the Leases are valid, enforceable and in full force and effect and will not be modified, subject to termination or otherwise affected by assignment to Buyer or by consummation of the transactions contemplated by this Agreement. Neither Seller nor, to Seller's knowledge, any other party to any Lease is in default thereunder, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute a default thereunder.

      4.19. Benefit Plans. Schedule 3.19 to this Agreement contains a true, correct and complete list of all of the following contracts, plans and policies to which Seller is a party or by which its property or assets may be bound:

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            4.19.1. Contracts with officers and employees relating to employment or severance, other than any contract that is terminable by Seller at will without penalty or other consequence;

            4.19.2. Collective bargaining agreements, union contracts, labor agreements, conciliation agreements or contracts with any labor union or other representative of employees;

            4.19.3. Pension, profit-sharing, bonus, commission, retirement, stock option, other employee benefit or welfare plans or other similar plans or arrangements; and

            4.19.4. Published employment policies.

      Seller has furnished to Buyer true and complete copies of all contracts, plans and policies referred to on Schedule 3.19 to this Agreement. No officer or employee of Seller will be entitled to any additional benefits or any acceleration of the time of payment or the vesting of benefits as a result of the transactions contemplated by this Agreement.

      4.20. ERISA Compliance.

            4.20.1. No corporation or other entity is a member with Seller of a controlled group of corporations as defined in Section 414(b) of the Code, or is under common control with Seller as defined in Section 414(c) of the Code.

            4.20.2. No employee benefit plan maintained by Seller is a "multiemployer plan" as defined in Section 3(37)(A) of ERISA.

            4.20.3. Seller has not terminated any plan that is an "employee pension benefit plan" as described in Section 3(2) of ERISA, and no condition presently exists that could result in such termination under
      Section 4042 of ERISA.

            4.20.4. No "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to an employee pension benefit plan maintained by Seller for which notice to the Pension Benefit Guaranty Corporation is required pursuant to regulations under Section 4043 of ERISA.

            4.20.5. Seller has not engaged in any "prohibited transaction" as defined in Section 406 of ERISA (other than a prohibited transaction that is exempt under Section 407 or 408 of ERISA).

            4.20.6. No employee, officer or director of Seller, or any person for whom Seller is directly or indirectly responsible, whether by way of indemnity or otherwise, has engaged in a prohibited transaction (other than a prohibited transaction that is exempt under Section 407 or 408 of ERISA).

            4.20.7. Seller has complied in all material respects with the reporting and disclosure requirements of Part I of ERISA.

            4.20.8. There is no accumulated funding deficiency as defined in
      Section 412 of the Code with respect to any employee benefit plan maintained by Seller. All contributions required to have been made to such employee benefit plans have been timely made.

      4.21. Employee Relations. Schedule 3.21 to this Agreement lists each employee of Seller and such employee's years of service, age, salary and position. Seller maintains satisfactory relations with its employees. There have been no labor controversies and no strikes, lockouts, work stoppages or work slowdowns or threats thereof with respect to any group of employees of Seller during the past three (3) years, and Seller has not received notice of or otherwise become aware of any effort to organize its employees into a collective bargaining unit during the past three (3) years. No claim has been asserted or, to Seller's knowledge, threatened

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by an employee on account of any alleged violation by Seller of any law relating to employment discrimination or employment practices.

      4.22. Intellectual Property. Seller owns (or possesses adequate licenses or other rights to use, with or without payment of royalties) all Intellectual Property necessary to carry on the Business as it is now conducted. Schedule
4.22 to this Agreement contains a list and a brief description (including, if applicable, date of application, filing or registration and registration or application number) of all items of Intellectual Property, and no such filing, registration or application has been canceled or abandoned or has expired. Subject to the license agreements identified on Schedule 3.22 to this Agreement, Seller has the right to use all of the Intellectual Property free and clear of all Liens and, after the Closing, Buyer will have the right to use the Intellectual Property free and clear of all Liens. There is no settlement, forbearance, consent or order to which Seller is a party which restricts Seller's right to use or transfer any Intellectual Property or which permits any third party to use any Intellectual Property (other than the license agreements identified on Schedule 3.22 to this Agreement). Seller has not infringed and is not infringing, and has not engaged and is not engaging in the unauthorized use or misappropriation of, any patent, copyright, trademark, service mark, trade name, process, design, computer software, invention, trade secret, know-how, technology or similar proprietary right owned or controlled by any third party. There is no pending or, to Seller's knowledge, threatened, claim, action or proceeding against Seller relating to any such infringement, unauthorized use or misappropriation.

      4.23. Solvency.

            4.23.1. Seller is not now insolvent and will not be rendered insolvent by the consummation of the transactions contemplated by this Agreement. As used in this section, "insolvent" means that the sum of the debts and other liabilities of Seller exceeds the present fair saleable value of Seller's assets.

            4.23.2. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement: (i) Seller will be able to pay its liabilities as they become due in the ordinary course of its business; (ii) Seller will not have unreasonably small capital with which to conduct its present or proposed business; (iii) Seller will have assets (calculated at fair market value) that exceed its liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms

      4.24. No Finder. Seller has not paid, or become obligated to pay, any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby.

      4.25. Assets of Business. Except for the Excluded Assets, the Purchased Assets and Personal Goodwill (a) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the Business in the manner presently operated by Seller and (b) include all of the assets presently used by Seller in connection with the operation of the Business.

      4.26. Hazardous Substances.

            4.26.1. Seller, Shareholder or Gallo, have no knowledge that there is now, or has ever been, any disposal, release or threatened release of Hazardous Materials on, from or under any Leased Real Estate or any real property previously owned or leased by Seller that may (a) give rise to a clean-up responsibility, personal injury liability or property damage claim against Seller or Buyer, (b) result in Seller or Buyer being named a potentially responsible party for any clean up-costs, personal injuries or property damage, or (c) give rise to any cause of action by any third party against Seller or Buyer. For purposes of this

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      Section 4.26, the terms "disposal," "release," and "threatened release"
      shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            4.26.2. Seller, Shareholder or Gallo have no knowledge that any of the Leased Real Estate or any real property previously owned or leased by Seller is in violation of any law relating to industrial hygiene or to the environmental conditions on, under or about such properties, including, without limitation, soil and ground water condition, and to the actual knowledge of Seller, Shareholder or Gallo, without independent inquiry, there are no underground tanks or related piping, conduits or related structures existing on, under or about the Leased Real Estate or any real property previously owned or leased by Seller. During the period of Seller's ownership or lease of the Leased Real Estate or such other real property, neither Seller nor any third party has used, generated, manufactured, treated or stored on, under or about such properties or transported to or from such properties any Hazardous Materials.

            4.26.3. During the period of Seller's ownership or lease of the Leased Real Estate or such other real property, there has been no action, suit, demand, claim, notice or noncompliance or violation, notice of liability, investigation, order or decree brought or delivered or, to Seller's knowledge, threatened against Seller or any settlement or consent decree reached by Seller with any third party or third parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties.

            4.26.4. Seller has delivered to Buyer true and complete copies of all environmental reports, studies, surveys or analyses in its possession or under its control relating to the Leased Real Estate or to any other real property previously owned or leased by Seller.

      4.27. Insurance. Seller has in full force and effect the policies of liability, errors and omissions and other forms of insurance relating to the Business listed on Schedule 4.27 to this Agreement. Seller is not in default under any such policy and there is no material inaccuracy in any application relating to any such policy. Seller has not received a notice of cancellation or non-renewal with respect to any such policy. There are no pending claims under any such policy.

      4.28. Disclosure. None of the information included in this Agreement or in any other written document furnished or to be furnished by Seller pursuant to this Agreement is false or misleading in any material respect or omits to state a fact necessary in order to make any of the statements made herein or therein not misleading in any material respect. There is no fact or condition the occurrence or existence of which has had or could reasonably be expected to have a Material Adverse Effect that has not been set forth or referred to in this Agreement.

      4.29. Warranties relating to Acquisition of Evans Stock.

            4.29.1. Each of Seller, Shareholder and Gallo, by reason of its or his business and financial experience, has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that each of Seller, Shareholder and Gallo is capable of (i) evaluating the merits and risks of an investment in the Evans Stock and making an informed investment decision and (ii) bearing the economic risk of such investment. Prior to the Closing Date, each of Seller, Shareholder and Gallo has received from Buyer, and had an opportunity to review, copies of: (a) Evans' annual report on Form 10-K for its fiscal year ended December 31, 2003; (b) Evans' proxy statement dated March 22, 2004 relating to Evans' 2004 annual meeting of shareholders to be held on April 20, 2004, and (c) such other reports and documents required to be filed and filed by Evans with the SEC under Sections 13(a), 14(a), 14(c) and 15(d) of the Securities Exchange Act of 1934, as amended, since the filing of its Form 10-K for its fiscal year ended December 31, 2003 with the SEC, specifically Evans': (1) Form 10-Q for the quarterly period ended March 31, 2004; (2) Form 10-Q for the quarterly period ended June 30, 2004; (3) Form 8-K dated September 27, 2004; (4) Form 8-K dated October 1, 2004; and (5) Form 10-Q for the quarterly period ended September 30, 2004. Seller is acquiring the Evans Stock for investment for its own

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      account, not as a nominee or agent and not with the view to, or any intention of, a resale or distribution thereof, in whole or in part, or the grant of any participation therein.

            4.29.2. Seller understands that the Evans Stock are "restricted securities" under the federal securities laws inasmuch as the Evans Stock are being acquired from Evans in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold, transferred or otherwise disposed of without registration under the Securities Act and under applicable state securities laws or an exemption therefrom, and that in the absence of an effective registration statement covering the Evans Stock or an available exemption from such registration, the Evans Stock must be held indefinitely. In this connection, Seller represents that it is familiar with Rule 144 promulgated under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act. Seller represents that, in the absence of an effective registration statement covering the Evans Stock, it will not offer, sell or otherwise transfer the Evans Stock except pursuant to an effective registration statement under the Securities Act covering the Evans Stock, or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Seller understands that for the sole purpose of enforcing the Securities Act as hereafter defined, Evans may place stop transfer instructions against the Evans Stock and the certificates therefor to restrict the transfer thereof. Seller understands that a legend, in substantially the form as that set forth below, will be placed on any certificate or certificates evidencing the Evans Stock:

            "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and may not be offered, sold or otherwise transferred under the Securities Act, except pursuant to an effective registration statement under the Securities Act and applicable state securities laws covering the securities, or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws."

      Such legend shall be immediately removed upon the effectiveness of any registration statement regarding the Evans Stock, but may be replaced by any other applicable legend reflecting any legal restriction related to such Evans Stock such as a legal restriction related to transfers of Evans Stock by a then "affiliate" (as defined in Rule 144(a)(1) of the Securities Act) of Evans.

      Seller understands that Evans is under no obligation to register the Evans Stock under the Securities Act or any applicable state securities laws or to require Evans to assist Seller in determining or establishing exemptions from such registration requirements. As a result, Seller understands it may be unable to liquidate its investment in case of an emergency or a change in circumstances.

      Seller hereby acknowledges that because of the restrictions on transfer of the Evans Stock to be issued in connection with this Agreement it may have to bear the economic risk of the investment commitment in the Evans Stock for an indefinite period of time. Seller will observe and comply with the Securities Act and the rules and regulations promulgated thereunder, as now in effect and as from time to time amended, in connection with any offer, sale, pledge, transfer or other disposition of the Evans Stock.

            4.29.3. Each of Seller, Shareholder and Gallo understands that an investment in the Evans Stock involves substantial risks. Each of Seller, Shareholder and Gallo has been given the opportunity to make a thorough investigation of the proposed activities of Evans and, upon request to Evans, has been furnished with materials relating to Evans and its proposed activities to the extent such information is publicly available. Each of Seller, Shareholder and Gallo has had an opportunity to ask questions of and receive answers from Evans, or from a Person or Persons acting on Evans' behalf, concerning the terms and conditions of the Seller's investment in the Evans Stock. Seller has relied upon, and is making its investment decision upon, the reports, schedules, forms, statements and other documents filed with the SEC by Evans, and other information publicly available about Evans.

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ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller, Shareholder and Gallo as follows:

      5.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Buyer has all requisite corporate power and authority to own, operate and lease its property and to carry on its business as it is currently conducted.

      5.2. Authorization. Buyer has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which Buyer is to be a party and to consummate the transactions contemplated herein or therein. Buyer has taken all corporate action required to authorize the execution, delivery and performance of this Agreement and each Ancillary Agreement to which Buyer is to be a party. Buyer has duly executed and delivered this Agreement and each Ancillary Agreement to which it is a party, and this Agreement and each Ancillary Agreement to which it is a party constitute Buyer's legal, valid and binding obligation, enforceable against Buyer in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting creditors' rights generally and to general equitable principles).

      5.3. Conflicting Agreements; Liens. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or result in the breach of, any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Buyer; (b) violate any statute, rule, regulation, order or decree of any Governmental Entity applicable to Buyer or by which its property or assets may be bound; or (c) conflict with, result in a breach of, or give rise to a default under, any of the terms, conditions or provisions of any Lien, lease, agreement or instrument to which Buyer is a party or by which its property or assets may be bound, and will not result in a declaration or imposition of any Lien of any nature whatsoever upon any of the assets of Buyer.

      5.4. No Litigation. There is no legal action, suit, claim or controversy pending or, to Buyer's knowledge, threatened against Buyer in any jurisdiction that questions the validity of this Agreement or seeks to delay, prohibit or enjoin or otherwise challenge the transactions contemplated hereby.

      5.5. No Finder. Buyer has not paid, or become obligated to pay, any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby.

      5.6. Disclosure. None of the information included in this Agreement or in any written document furnished or to be furnished by Buyer pursuant to this Agreement is false or misleading or omits to state a fact necessary in order to make any of the statements made herein or therein not misleading in any material respect.

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF EVANS

      Evans represents and warrants to Seller, Shareholder and Gallo as follows:

      6.1. Organization. Evans is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Evans has all requisite corporate power and authority to own, operate and lease its property and to carry on its business as it is currently conducted.

      6.2. Authorization. Evans has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein. Evans has taken all corporate action required to authorize the execution, delivery and performance of this Agreement. Evans has duly executed and delivered this Agreement and this Agreement constitutes Evans' legal, valid and binding obligation, enforceable against Evans in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting creditors' rights generally and to general equitable principles).

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      6.3. Conflicting Agreements; Liens. The execution and delivery of this
Agreement by Evans and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or result in the breach of, any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Evans; (b) violate any statute, rule, regulation, order or decree of any Governmental Entity applicable to Evans or by which its property or assets may be bound; or (c) conflict with, result in a breach of, or give rise to a default under, any of the terms, conditions or provisions of any Lien, lease, agreement or instrument to which Evans is a party or by which its property or assets may be bound, and will not result in a declaration or imposition of any Lien of any nature whatsoever upon any of the assets of Evans.

      6.4. No Litigation. There is no legal action, suit, claim or controversy pending or, to Evan's knowledge, threatened against Evans in any jurisdiction that questions the validity of this Agreement or seeks to delay, prohibit or enjoin or otherwise challenge the transactions contemplated hereby.

      6.5. No Finder. Evans has not paid, or become obligated to pay, any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby.

      6.6. Disclosure. None of the information included in this Agreement or in any written document furnished or to be furnished by Evans pursuant to this Agreement is false or misleading or omits to state a fact necessary in order to make any of the statements made herein or therein not misleading in any material respect.

ARTICLE 7  FURTHER AGREEMENTS OF THE PARTIES

      7.1. Buyer's Investigations. No evaluations, inspections or investigations with respect to the Business or the Purchased Assets conducted by Buyer or its agents or representatives prior to Closing shall diminish in any way the effect of any representation or warranty made by Seller, Shareholder or Gallo in this Agreement or relieve Seller, Shareholder or Gallo from any obligation under this Agreement.

      7.2. Seller's Retained Liabilities. Seller agrees, and the Shareholder and Gallo shall cause Seller, to pay and discharge when due, in accordance with its normal practices as such may be from time to time, but subject to its right to contest and defend the same in its sole discretion, all of the Excluded Liabilities.

      7.3. Buyer's Assumed Liabilities. Buyer agrees to pay and discharge when due, in accordance with its normal practices as such may be from time to time, but subject to its right to contest and defend the same in its sole discretion, all of the Assumed Liabilities.

      7.4. Noncompetition. For a period of three (3) years from and after the Closing Date (the "Non-Competition Period"), neither Seller nor any Affiliate of Seller, shall, directly or indirectly, anywhere in the United States, (a) own, manage, control, conduct or operate any business which would compete with Buyer in the equipment leasing business; (b) solicit any employee of Buyer for the purposes of obtaining the services of such person, or otherwise encourage any such person to discontinue his or her employment with Buyer; or (c) solicit any customer of Buyer to become a customer of any competing or similar business. Without limiting the generality of Section 11.7 of this Agreement, if a court of competent jurisdiction declares by final judgment that any term or provision of this Section 7.4 is invalid or unenforceable, the parties hereto agree such court shall have the power to reduce the scope, duration, or geographic areas of such term or provision, to delete a specific phrase or invalid or unenforceable term, and to replace such provision, phrase or term with a valid and enforceable provision, phrase or term that most closely expresses the intent of the parties as set forth in this Section 7.4. Seller acknowledges that monetary damages would not be an adequate remedy in the event of a breach of this Section 7.4 and agree that, in the event of any such breach, Buyer shall be entitled to an injunction or other appropriate relief.

      7.5. Equipment Lease Payments. Seller shall pay over to Buyer any Equipment Lease Payments received by Seller after the Closing Date. Buyer acknowledges that Seller has made no representations or warranties as to the collectability of the Equipment Lease Payments except for the representations and warranties of Seller in Article 3 of this Agreement, and subject to and in reliance upon such representations and

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warranties, Buyer acknowledges that from and after the Closing, Buyer shall be responsible for collection of Equipment Lease Payments.

      7.6. Name Change. On or prior to the Closing Date, Seller shall change its name to "J Gallo Inc.," or another name acceptable to Buyer, and shall cease all use of the name "M & C Leasing Co., Inc." and all derivatives thereof. Seller acknowledges that, at all times after the Closing, Buyer shall have sole ownership of the name "M & C Leasing Co., Inc." and all derivatives thereof, and neither Seller nor any of its Affiliates shall do anything inconsistent with such ownership.

      7.7. Employment Agreements. At the Closing, Gallo and Employee shall each execute and deliver to Buyer Employment Agreements in the form annexed hereto as Exhibits C-1 and C-2, as applicable; it being understood that the execution and delivery of the Employment Agreements is a condition to Buyer's consummation of the transactions contemplated by this Agreement.

      7.8. Personal Goodwill Purchase Agreement. At the Closing, Gallo shall execute and deliver to Buyer the Personal Goodwill Purchase Agreement in the form annexed hereto as Exhibit D (the "Personal Goodwill Purchase Agreement"); it being understood that the execution and delivery of the Personal Goodwill Purchase Agreement is a condition to Buyer's consummation of the transactions contemplated by this Agreement.

      7.9. Assignment of Lease; Estoppel Certificates. Buyer and Seller shall enter into an Assignment of Lease for the Leased Real Property on terms and conditions reasonably acceptable to Buyer, and Seller shall have received any and all consents required for such assignment(s). Seller shall have delivered an Estoppel Certificate from the Lessor with respect to the Leased Real Property.

      7.10. Officer's Certificates of Seller and Shareholder. Seller and Shareholder shall have delivered to Buyer a certificate of a duly authorized officer of Seller and Shareholder, as applicable, attaching a copy of Seller's and Shareholder's bylaws and certificate of incorporation and the resolutions of Seller's and Shareholder's board of directors and Shareholder or Gallo authorizing the transactions contemplated by this Agreement and certifying as to the incumbency of its officers executing this Agreement and the Ancillary Agreements to which Seller is a party.

      7.11. Officer's Certificate. Buyer shall have delivered to Seller a certificate of a duly authorized officer of Buyer attaching a copy of Buyer's bylaws and the resolutions of Buyer's board of directors and sole shareholder authorizing the transactions contemplated by this Agreement.

      7.12. No Publicity. Any public announcement, press release or similar publicity with respect to the transactions contemplated by this Agreement shall occur, if at all, at such time and in such manner as the parties mutually agree, provided, however, that Buyer and Evans shall be entitled to make, without Seller or Shareholder's agreement, any disclosure and/or filing relating to the transactions contemplated by this Agreement that is required by applicable law or The Nasdaq Stock Market after making good faith efforts to consult with Seller and Shareholder to the greatest extent reasonably practical in light of the then existing circumstances and legal requirements. Seller, Shareholder and Gallo acknowledge that under applicable federal securities law and the rules of The Nasdaq Stock Market, Evans is required to announce the execution of this Agreement, file a report with the SEC within 4 business days of its execution disclosing the execution of this Agreement and its material terms, and file a copy of this Agreement with the SEC.

      7.13. Turbo License. Seller acknowledge and agrees that to the extent its existing license to use the Turbo Lease software used in connection with the Business is not assignable or cannot be immediately assigned to Buyer, Seller shall immediately purchase for Buyer a version of Turbo Lease software at least equal to the current version of the Turbo Lease software currently used by Seller in the operation of the Business for use by Buyer in the operation of the Business from and after the Closing.

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ARTICLE 8 INTENTIONALLY OMITTED.

ARTICLE 9 INTENTIONALLY OMITTED.

ARTICLE 10 INTENTIONALLY OMITTED.

ARTICLE 11 INDEMNIFICATION

      11.1. Survival. Regardless of any investigation, evaluation or inspection conducted before or after the Closing, and notwithstanding any knowledge or notice of any fact or circumstance which either Buyer or Evans, on the one hand, or Seller, Shareholder or Gallo, on the other, may have as the result of such investigation or otherwise, Buyer and Evans, on the one hand, and Seller, Shareholder and Gallo, on the other, shall each be entitled to rely upon the representations, warranties, covenants and agreements of the other in this Agreement and in the Ancillary Agreements. All representations, warranties, covenants and agreements made by any party in this Agreement or any Ancillary Agreement, certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for that period of time set forth in Section 10.1.1, 10.1.2 and 10.1.3 below, as applicable, and any claims by a Buyer Indemnitee under Section 10.2 or a Seller Indemnitee under Section 10.3 for indemnification must be made within the period so established, except as to any matters with respect to which a bona fide written claim shall have been made or action at law or in equity shall have been commenced before termination of the applicable period in which event survival shall continue (but only with respect to, and to the extent of, such claim until such claim shall have been finally resolved):

            11.1.1. representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.8, 3.10.10, 3.13 and 3.14 of this Agreement shall survive and remain in full force and effect indefinitely;

            11.1.2. representations and warranties relating to Taxes shall survive and remain in full force and effect until 30 days after the expiration of the applicable statute of limitations, including all periods of extension;

            11.1.3. all other representations and warranties made by any party in this Agreement shall survive the Closing for a period of 12 months.

      11.2. Indemnification by Seller, Shareholder and Gallo. Seller, Shareholder and Gallo shall jointly and severally indemnify, defend and hold harmless Buyer and its shareholder and their respective Affiliates and the employees, successors and assigns of any of them (collectively, the "Buyer Indemnitees") from and against any and all claims, expenses (including attorneys' fees and other expenses of investigation and defense), losses, proceedings, audits and liabilities suffered, incurred or paid by any Buyer Indemnitee resulting from or arising out of (a) any inaccuracy or breach by Seller, Shareholder or Gallo of any representation, warranty, indemnity, covenant or other agreement (without regard to any materiality qualifier contained in any representations or warranties referenced in Sections 10.1.1 and
10.1.2 above) of Seller, Shareholder or Gallo set forth in this Agreement or any Ancillary Agreement; (b) any failure to comply with fraudulent conveyance laws or other laws for the protection of creditors (other than obligations and liabilities that arise from Buyer's failure to pay or discharge the Assumed Liabilities); or (c) any Taxes imposed on, assessed against or otherwise payable by a Buyer Indemnitee with respect to all taxable periods or portions thereof ending on or prior to the Closing Date, including, without limitation, any Taxes arising as a result of the transactions contemplated by this Agreement or by reason of Buyer being a successor in interest or transferee.

      11.3. Indemnification by Buyer. Buyer shall indemnify, defend and hold harmless Seller, Shareholder, Gallo and their respective Affiliates and the employees, successors and assigns of any of them (collectively, the "Seller Indemnitees") from and against any and all claims, expenses (including attorneys' fees and other expenses of investigation and defense), losses, proceedings, audits and liabilities suffered, incurred or paid resulting from or arising out of (a) any inaccuracy or breach by Buyer of any representation, warranty, indemnity, covenant or other agreement of Buyer set forth in this Agreement or the Ancillary Agreements; or (b)

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the operation by Buyer of the Business after the Closing Date (other than claims, expenses arising out of the conduct of the Business by Seller on or prior to the Closing (other than the Assumed Liabilities)).

         11.4. Other Indemnification Matters.

            11.4.1. Notwithstanding anything in this Article 10 to the contrary, in the event of any breach of a representation or warranty by a party that is willful or constitutes a fraud, such party's liability for breach of such representation or warranty shall survive the Closing and continue in full force and effect forever thereafter and shall not be subject to the limitations set forth in Section 10.4.2 below.

            11.4.2. Neither Buyer or Evans, on the one hand, nor Seller, Shareholder or Gallo, on the other, will have liability (for indemnification or otherwise) with respect to matters described in Section
      10.1.3 in excess of the sum of the Purchase Price (consisting of the Cash Purchase Price, the Repaid Indebtedness and the Contingent Purchase Price) and all consideration paid to Gallo under the Personal Goodwill Purchase Agreement.

            11.4.3. Notwithstanding anything in this Article 10 to the contrary, Seller, Shareholder and Gallo, jointly and severally, shall be liable for any and all claims, expenses (including attorneys' fees and other expenses of investigation and defense), losses, proceedings, audits and liabilities associated with, resulting from or arising out of: (a) an inaccuracy or breach of the representations and warranties set forth in Section 3.15 and resulting in claims for return of security deposits relating to the Equipment Leases transferred to Buyer at Closing as Purchased Assets that exceed $177,862 (exclusive of any interest earned thereon); (b) the litigations identified by Seller in Schedule 3.17 to this Agreement; and
      (c) for avoidance of any doubt, any inaccuracies or breaches by Seller of the representations and warranties described in Sections 10.1.1 and 10.1.2 (collectively, the "Liability Claims"). Seller, Shareholder and Gallo shall jointly and severally indemnify, defend and hold harmless the Buyer Indemnitees from and against any and all claims, expenses (including attorneys' fees and other expenses of investigation and defense), losses, proceedings, audits and liabilities suffered, incurred or paid by any Buyer Indemnitee resulting from or arising out of the Liability Claims, and there shall be no time limit within which to seek recovery for a Liability Claim (other than as specifically set forth in Section 10.1.2 with respect matters covered thereunder) or any limit on the amount that may be recovered by a Buyer Indemnitee with respect thereto.

         11.5. Allocation of Responsibility. With respect to losses, damages and expenses arising from matters that existed, were created or arose in part from a state of facts existing or events occurring on or before the Closing Date and in part from a state of facts existing or events occurring after the Closing Date, such losses, damages and expenses shall be allocated between Seller and Buyer on the basis of the extent to which such state of facts or events related to periods on or before the Closing Date, on the one hand, and after the Closing Date, on the other hand. To the extent Buyer Indemnitees, on the one hand, and Seller Indemnitees, on the other, do not suffer or otherwise incur any expenses, losses, claims, proceedings, audits, liabilities or damages as a result of an inaccuracy or breach of a representation or warranty, Buyer Indemnitees, on the one hand, and Seller Indemnitees, on the other, may not seek indemnification for such inaccuracy or breach of such representation or warranty.

         11.6. Procedures. If any Buyer Indemnitee or Seller Indemnitee becomes aware of any claim or demand potentially giving rise to a right of indemnification under Section 10.2 or 10.3 above with respect to any third party claim, such person shall give written notice to the indemnifying party thereof within a reasonable time after learning of such claim or demand. The indemnifying party shall have 30 days from the date of its receipt of such notice to notify the indemnified party whether the indemnifying party desires, at its sole cost and expense, to undertake the defense, compromise or settlement of such claim. The indemnified party shall have the right to participate in such defense, compromise and settlement through counsel of its choosing and at its own expense and shall have the right to approve any compromise or settlement involving any action other than solely the payment of money damages or that might otherwise have an adverse impact on the business or properties of the indemnified party. If the indemnifying party does not elect to undertake the defense, compromise or settlement of such claim, the indemnified party, without waiving any rights against the

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indemnifying party, may defend, compromise or settle such claim in its reasonable discretion and shall be entitled to recover from the indemnifying party the amount of any judgment or settlement together with any and all other indemnifiable costs, expenses and liabilities relating thereto. The failure by any indemnified party to promptly deliver the notice required by this Section
10.6 shall not relieve the indemnifying party of its obligations hereunder except to the extent such failure materially and adversely prejudices the indemnifying party's ability to defend, compromise or settle such claim. All amounts received by any indemnified party under this 10.6 shall be net of any amounts received by such party under any policy of insurance relating thereto.

      11.7. Remedies Cumulative. Except as otherwise expressly provided herein, the remedies provided for under this 10.7 are cumulative and shall be in addition to, and not in lieu of, all other remedies available to the parties hereto, whether under this Agreement or at law or in equity; provided that any remedies seeking monetary damages outside of this Article 10 with respect to liabilities and/or claims with respect to matters described in Section 10.1.3 shall be brought within the time period applicable to claims or actions to be made with respect representations and warranties under Section 10.1.3 and shall be limited as described in Section 10.4.2 hereof.

      11.8. Survival of Covenants and Agreements. All covenants and agreements to be performed after the Closing shall continue indefinitely.

ARTICLE 12 MISCELLANEOUS

      12.1. Books and Records. Seller shall deliver to Buyer promptly after the Closing all of the Business Information and Records. Buyer shall preserve such records for the lesser of (a) four (4) years after the Closing Date or (b) such period as Buyer would ordinarily preserve such records pursuant to its records retention policy as currently in effect. During such period, Buyer shall make the same available for examination (or for the making of copes or extracts) by Seller upon request, if necessary for a lawful purpose, at reasonable times so as not to interfere with Buyer's business. In the event that, prior to the expiration of such period, Buyer decides to destroy any such records pursuant to its records retention policy then in effect, Buyer shall give Seller at least thirty (30) days notice of such decision during which time Seller may request that Buyer transfer to Seller all such records to be destroyed and, if such a request is received, Buyer shall comply therewith at Seller's sole cost and expense; if no such request is received by Buyer, Buyer may destroy the records with respect to which notice has been given to Seller.

      12.2. Notices. All notices, consents, waivers, notifications, and other communications required or permitted by this Agreement shall be in writing and shall be deemed given when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment and confirmed by hard copy mailed by regular mail the same day; or (c) if sent by certified mail, return receipt requested; in each case to the following addresses, facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, or person as an party may designate by notice to the other parties):

         If to Buyer:           Evans National Leasing, Inc.
                                One Grimsby Drive
                                Hamburg, New York 14075
                                Attn.: William R. Glass, Chief Executive Officer
                                Fax: (716)926-2006

         With a copy to:        Harris Beach LLP
                                Larkin at Exchange
                                Exchange Street, Suite 1000
                                Buffalo, New York 14210
                                Attn.: Phillip Brothman
                                Fax: (716)200-5201

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         If to Evans:           Evans Bancorp. Inc.
                                14-16 North Main Street
                                Angola, New York 14006
                                Attn.: James Tilley, President and CEO
                                Fax: (716)926-2006

         With a Copy to:        Harris Beach LLP
                                Larkin at Exchange
                                Exchange Street, Suite 1000
                                Buffalo, New York 14210
                                Attn.: Phillip Brothman
                                Fax: (716)200-5201

         If to Seller:          M & C Leasing Co., Inc.
                                1050 Union Road, Suite 2
                                West Seneca, New York 14224
                                Attn.: John Gallo
                                Fax: (716) 873-1002

         With a copy to:        Amigone, Sanchez, Mattrey & Marshall, LLP
                                1300 Main Place Tower
                                350 Main Street
                                Buffalo, New York 14202
                                Attn. Vincent J. Sanchez, Esq.
                                Fax (716) 852-1344

         If to the Shareholder: Apcot NY Corp.
                                1050 Union Road, Suite 2
                                West Seneca, New York 14224
                                Attn.: John Gallo
                                Fax: (716) 873-1002

         With a copy to:        Amigone, Sanchez, Mattrey & Marshall, LLP
                                1300 Main Place Tower
                                350 Main Street
                                Buffalo, New York 14202
                                Attn. Vincent J. Sanchez, Esq.
                                Fax (716) 852-1344

         If to Gallo:           John Gallo
                                5 Norwood Lane
                                Orchard Park, New York 14127

         With a copy to:        Amigone, Sanchez, Mattrey & Marshall, LLP
                                1300 Main Place Tower
                                350 Main Street
                                Buffalo, New York 14202
                                Attn. Vincent J. Sanchez, Esq.
                                Fax (716) 852-1344

      12.3. Assignment; Binding Effect; Benefits. Buyer may assign its rights and obligations under this Agreement to any Affiliate of Buyer, including any successor to or purchaser of all or substantially all of the

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stock or assets of Buyer. Except as set forth in this Section 11.3, neither this
Agreement nor any rights or obligations arising hereunder shall be assignable by any party hereto without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      12.4. Waiver. No delay or failure by any party to exercise any right, remedy or power hereunder shall impair or be construed as a waiver thereof. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any contemporaneous or subsequent breach of that provision or of any other provision.

      12.5. Entire Agreement; Amendments. This Agreement sets forth the entire agreement and understanding between Buyer and Evans, on the one hand, and Seller, Shareholder and Gallo, on the other, and supersedes all prior agreements relating to the subject matter hereof. This Agreement may be amended, modified or supplemented only by a written instrument signed by the parties hereto.

      12.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflicts of laws provisions.

      12.7. Severability. In the event any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall continue to be binding upon the parties with the same effect as though such void or unenforceable provision had been deleted.

      12.8. No Third-Party Beneficiaries. Each of the parties hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto and their respective permitted successors and assigns under Section 11.3 above.

      12.9. Headings. The headings and subheadings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of any provision of this Agreement.

      12.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which when taken together shall constitute one instrument.

      12.11. Pronouns. As used in this Agreement, the masculine, feminine or neuter gender shall be deemed to include the others whenever the context so indicates or requires.

      12.12. Ambiguities. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibit or amendments hereto.

      12.13. Construction. Whenever the term "include" or "including" is used in this Agreement, it shall mean "including, without limitation" (whether or not such language is specifically set forth) and shall not be deemed to limit the range of possibilities to those items specifically enumerated. The words "hereof", "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision. Terms defined in the singular have a comparable meaning when used in the plural and vice versa.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above set forth.

                                EVANS NATIONAL LEASING, INC.

                                By: /s/ William R. Glass
                                    -------------------------------

                                Title: Chief Executive Officer

                                EVANS BANCORP, INC.

                                By: /s/ James Tilley
                                    -------------------------------

                                Title: President/CEO

                                M & C LEASING CO., INC.

                                By: /s/ John Gallo
                                    -------------------------------

                                Title: President

                                APCOT NY CORP.

                                By: /s/ John Gallo
                                    -------------------------------

                                Title: President

                                /s/ John Gallo
                                -------------------------------
                                John Gallo, Individually

                                /s/ Brian Gallo
                                -------------------------------
                                Brian Gallo, Individually

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                                    EXHIBIT A

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                                    EXHIBIT B

                          ALLOCATION OF PURCHASE PRICE

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